LIFE PARTNERS PREDICTS RECORD EARNINGS

WACO, TX — June 16, 2009 — Life Partners Holdings, Inc. (NasdaqGS: LPHI), parent company of Life Partners, Inc., predicted another quarter of record earnings as it announced its preliminary financial results for its first fiscal quarter ended May 31, 2009.  Life Partners expects to report first quarter earnings of approximately $0.53 per share compared with earnings of $0.42 per share last year.  Results for the quarter are expected to show a 26% increase in earnings over the same period last year.  All earnings per share calculations are adjusted to account for the 5-for-4 stock split in February 2009.

For its first quarter ended May 31, 2009, Life Partners expects to report $27.4 million in revenues, a 12% increase over the $24.4 million it reported for the first quarter of last year.

Among the key financial results which LPHI expects to report are:

FIRST FISCAL QUARTER
	Ended 5-31-2009	Ended 5-31-2008	% of Change
Revenues	$27.4 million	$24.4 million	12% increase
Income from Operations	$11.6 million	$ 9.7 million	20% increase
Pre-tax Income	$12.3 million	$ 9.8 million	26% increase
Net Income	$ 7.8 million	$ 6.2 million	26% increase
Earnings Per Share	$ .53 per share	$ .42 per share	26% increase

BALANCE SHEET COMPARISON
	As of 5-31-2009	As of 5-31-2008	% of Change
Current Assets	$30.1 million	$32.8 million	8% decrease
Current Liabilities	$14.2 million	$12.1 million	17% increase
Current Ratio	2.1 : 1	2.7 : 1
Working Capital	$15.9 million	$20.7 million	23% decrease
Total Assets	$61.8 million	$40.5 million	53% increase
Total Liabilities	$14.2 million	$12.9 million	10% increase
Shareholder Equity	$47.6 million	$27.6 million	73% increase

Brian Pardo, Chief Executive Officer, said, “We are continuing to see growth within the life settlement industry and, as a leader in this industry, we are continuing to grow as well.  As the financial markets remain turbulent, we expect the interest in life settlements to continue.  This is because the gains from life settlements come from the inherent value in these policies and not from market appreciation.  Smart investors recognize that life settlements are not susceptible to market fluctuations and are using them to diversify their portfolios from financial market risk.”

The Company plans to report its earnings in its Form 10-Q to be filed with the Securities and Exchange Commission on or about July 10, 2009.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”. Since its incorporation in 1991, Life Partners has completed over 91,000 transactions for its worldwide client base approaching 22,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling over $1.9 billion in face value.

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, the growth in the life settlement market and our growth within that market, are forward-looking statements within the meaning of the federal securities laws.  These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements.  For information concerning these risks and uncertainties, see our most recent Form 10-K. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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LPHI-G

FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797 or info@ LPHI.com

Visit our website at: www.lphi.com

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